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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     May 1, 2002
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                    Wells Real Estate Investment Trust, Inc.
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             (Exact name of registrant as specified in its charter)


                                    Maryland
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                 (State or other jurisdiction of incorporation)


            0-25739                               58-2328421
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   (Commission File Number)            (IRS Employer Identification No.)


          6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code     (770) 449-7800
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          (Former name or former address, if changed since last report)


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Item 2.    Acquisition of Assets

The Agilent Atlanta Building

         On April 18, 2002, Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of Wells Real Estate Investment Trust, Inc. ("Registrant"), purchased a two-story office building containing 101,207 rentable square feet located in Alpharetta, Fulton County, Georgia ("Agilent Atlanta Building") for a purchase price of $15,100,000, plus closing costs.

         The Agilent Atlanta Building was completed in 2001 and is located at 3750 Brookside Parkway in Alpharetta, Metropolitan Atlanta, Georgia. The Agilent Atlanta Building is leased to Agilent Technologies, Inc. ("Agilent") and Koninklijke Philips Electronics N.V. ("Philips").

         The Agilent Atlanta lease covers 66,811 rentable square feet and is a net lease (i.e., operating costs and maintenance costs are paid by the tenant) that commenced in September 2001 and expires in September 2011. The initial annual base rent payable under the Agilent Atlanta lease is $1,344,905. Agilent, at its option, has the right to extend the initial term of its lease for either
(1) one additional three-year period, or (2) one additional five-year period, at the then-current market rental rate. In addition, Agilent may terminate the lease at the end of the seventh lease year by paying a $763,650 termination fee.

         The Philips lease covers 34,396 rentable square feet and is a net lease that commenced in September 2001 and expires in September 2011. The current annual base rent payable under the Philips lease is $692,391. Philips, at its option, has the right to extend the initial term of its lease for either (1) one additional three-year period, or (2) one additional five-year period, at the then-current market rental rate. In addition, Philips may terminate the lease at the end of the seventh lease year by paying a $393,146 termination fee.

The BellSouth Ft. Lauderdale Building

         On April 18, 2002, Wells OP purchased a one-story office building containing 47,400 rentable square feet located in Ft. Lauderdale, Broward County, Florida ("BellSouth Ft. Lauderdale Building") for a purchase price of $6,850,000, plus closing costs. The BellSouth Ft. Lauderdale Building was completed in 2001 and is located at 2001 NW 64th Street, in Ft. Lauderdale, Florida.

         The entire BellSouth Ft. Lauderdale Building is leased to BellSouth Advertising and Publishing Corporation ("BellSouth"). The BellSouth lease is a net lease that commenced in July 2001 and expires in July 2008. The current annual base rent payable under the BellSouth lease is $747,033. BellSouth, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate.

The Experian/TRW Buildings

         On May 1, 2002, Wells OP purchased two two-story office buildings containing 292,700 rentable square feet located in Allen, Collin County, Texas ("Experian/TRW Buildings") for a purchase price of $35,150,000, plus closing costs. The Experian/TRW Buildings are located at 601 and 701 Experian Boulevard, in Allen, Texas, and were completed in 1982 and 1993, respectively.

         The Experian/TRW Buildings are both leased to Experian, Inc. ("Experian"). The Experian lease is a net lease that commenced in April 1993 and expires in October 2010. The current annual base rent payable under the Experian lease is $3,438,277. Experian, at its option, has the right to extend the initial term of its lease for four additional five-year periods at 95% of the then-current market rental rate. TRW, Inc., the original tenant on the Experian lease, assigned its interest in the Experian lease to Experian in 1996 but remains as an obligor of the Experian lease.

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The Agilent Boston Building

         On May 3, 2002, Wells OP purchased a three-story office building containing 174,585 rentable square feet located in Boxborough, Middlesex County, Massachusetts ("Agilent Boston Building") for a purchase price of $31,742,274, plus closing costs. In addition, Wells OP has assumed the obligation, as the landlord, to provide Agilent $3,407,496 for tenant improvements. The Agilent Boston Building was completed in 2002 and is located at 90 Central Street, in Boxborough, Massachusetts.

         The entire Agilent Boston Building is leased to Agilent Technologies, Inc. ("Agilent"). The Agilent Boston lease is a net lease that commenced in May 2001 and expires in May 2011. The current annual base rent payable under the Agilent Boston lease is $3,578,993. Agilent, at its option, has the right to extend the initial term of its lease for one additional five-year period at a rate equal to the greater of (1) the then-current market rental rate, or (2) 75% of the annual base rent in the final year of the initial term of the Agilent Boston lease. In addition, Agilent may terminate the lease at the end of the seventh lease year by paying a $4,190,000 termination fee.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements. Since it is impracticable to provide the
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required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before July 15, 2002, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

         (b) Pro Forma Financial Information. See Paragraph (a) above.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WELLS REAL ESTATE INVESTMENT
                                        TRUST, INC. (Registrant)


                                        By: /s/ Leo F. Wells, III
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                                            Leo F. Wells, III
                                            President

Date:  May 15, 2002


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